                                 EXHIBIT 5.1

                    OPINION OF HARTER, SECREST & EMERY LLP

                                  May 15, 1998



Skaneateles Bancorp, Inc.
33 East Genesee Street
Skaneateles, New York 13152

        Re:    Skaneateles Bancorp, Inc.
               Registration Statement on Form S-8

Gentlemen:


        You have requested our opinion in connection with your Registration Statement on Form S-8, filed under the Securities Act of 1933, as amended (the "Registration Statement"), with the Securities and Exchange Commission in respect of the proposed issuance by Skaneateles Bancorp, Inc. (the "Company") of: (i) up to 71,500 shares of common stock, par value $.01 per share ("Common Stock"), of the Company pursuant to the Company's 1998 Stock Option Plan; and
(ii) up to 65,000 shares of Common Stock of the Company pursuant to the Company's 1998 Non-Employee Directors Plan.

        We have examined the following corporate records and proceedings of the Company in connection with the preparation of this opinion: its Certificate of Incorporation as amended and restated to date; its By-laws as currently in force and effect; its minute books, containing minutes and records of other proceedings of its stockholders and its Board of Directors from January 1, 1994, to the date hereof; the Registration Statement and the related exhibits thereto; applicable provisions of laws of the State of Delaware; and such other documents and matters as we have deemed necessary.

        In rendering this opinion, we have made such examination of laws as we have deemed relevant for the purposes hereof. As to various questions of fact material to this opinion, we have relied upon representations and/or certificates of officers of the Company, certificates and documents issued by public officials and authorities, and information received from searches of public records.


        Based upon and in reliance on the foregoing, we are of the opinion that:

        1. The Company is validly existing under the laws of the State of Delaware as of May 7, 1998.

        2. The Company has the authority to issue an aggregate of 136,500 shares of Common Stock upon the effectiveness of the Registration Statement.

        3. The shares of Common Stock to be sold by the Company upon the effectiveness of

Skaneateles Bancorp, Inc.
May 15, 1998
Page 2



the Registration Statement will, when sold and paid for as described in the Registration Statement, be validly authorized, legally issued and outstanding, and fully paid and non-assessable.

        We hereby consent to being named in the Registration Statement as attorneys who will, for the Company, pass upon the validity of the issuance of shares of Common Stock offered thereby, and we hereby consent to the filing of this opinion as an Exhibit to the Registration Statement.


                                          Very truly yours,

                                          Harter, Secrest & Emery LLP